SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2007

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 King Street, Armonk, New York	10504
(Addresses of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 10, 2007, MBIA Inc. (“MBIA” or the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Warburg Pincus Private Equity X, L.P. (“Warburg Pincus”) pursuant to which Warburg Pincus committed to invest up to $1 billion in MBIA through a direct purchase of MBIA common stock and a backstop for a shareholder rights offering.

Under the terms of the Investment Agreement, Warburg Pincus will make an initial investment of $500 million in MBIA through the acquisition of 16.1 million shares of MBIA common stock at a price of $31.00 per share. Subsequent to its initial common stock purchase, Warburg Pincus will backstop a shareholder rights offering of up to $500 million. In connection with its investment and backstop commitment, Warburg will receive warrants to purchase 8.7 million shares of MBIA common stock at a price of $40 per share and "B" warrants, which, upon obtaining certain approvals, will become exercisable to purchase 7.4 million shares of common stock at a price of $40 per share. The term of the warrants is seven years. In addition, all of the securities purchased by Warburg Pincus are subject to transfer restrictions for a minimum of one year and up to three years. As part of the agreement, MBIA's Board size will increase by two members to a new total of thirteen, with Warburg Pincus having the right to nominate two directors. The transaction is subject to limited closing conditions, including performance of specified covenants, receipt of Hart-Scott-Rodino approval, as well as the approvals of the various regulatory authorities (including insurance approvals in New York, Illinois, the United Kingdom, and France), and the absence of any injunction or other legal prohibition on closing. The closing conditions do not include, among other things, an “absence of a material adverse change” condition or a condition that MBIA Insurance Corporation or the Company maintain their current ratings.

The Company's senior management team has also committed to invest a total $2 million in the Company's common stock at the same price as Warburg Pincus.

The description of the Investment Agreement is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Investment Agreement attached as Exhibit 10.1 to this Form 8-K, which is incorporated herein by reference.

A copy of the press release announcing the transaction is attached hereto as exhibit 99.1 to this Form 8-K and paragraphs 1 through 11 thereof are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The shares and the warrants to be issued and sold to Warburg Pincus in the initial sale are expected to be sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events.

The following information, including the Exhibit to this Form 8-K, is being filed pursuant to Item 8.01—Other Events of Form 8-K.

On December 10, 2007, MBIA also announced that as a result of continued deterioration in the performance of residential mortgage-backed securities, in particular, prime home equity lines of credit and closed-end second mortgage-backed securities the Company currently estimates that it will establish case basis loss reserves of between $500 million and $800 million in the fourth quarter related to those exposures. The Company's case basis loss reserves reflect the Company's estimate of probable and estimable losses. Since the expected increase in case basis loss reserves substantially exceeds its unallocated loss reserve, the Company expects the after-tax effect of the establishment of such reserves to reduce its net income for the fourth quarter. The final amount of such case basis loss reserves will not be determined until the end of the fourth quarter and could differ materially from the estimates set forth above.

In addition, in the fourth quarter of 2007, the Company has observed a further widening of market spreads and credit ratings downgrades of collateral underlying certain MBIA-insured CDO tranches. As of October 31, 2007, the pre-tax change in fair value of insured derivatives ("mark-to-market") from September 30, 2007 was approximately $850 million. As a consequence of continued spread volatility, including a substantial widening in commercial mortgage-backed security spreads and the deterioration of credit ratings in collateral underlying multi-sector collateralized debt obligations (CDOs), the Company expects to have a mark-to-market loss in the fourth quarter of 2007 significantly greater than that of the third quarter. The ultimate mark-to-market for the fourth quarter will depend on future market developments.

The Company believes that mark-to-market losses are not predictive of future claims, and that in the absence of claims, the cumulative marks will net to zero over the remaining life of the bonds insured. The Company has not paid losses on any of the marked transactions. The mark-to-market also does not affect rating agency evaluations of the Company's capital adequacy.

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FORWARD-LOOKING AND CAUTIONARY STATEMENTS

This current report of MBIA Inc. includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. MBIA cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The following are some of the factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements: fluctuations in the economic, credit, interest rate or foreign currency environment in the United States and abroad; level of activity within the national and international credit markets; competitive conditions and pricing levels; legislative or regulatory developments; technological developments; changes in tax laws; changes in the Company’s credit ratings; the effects of mergers, acquisitions and divestitures; and uncertainties that have not been identified at this time. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such results are not likely to be achieved.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1	Investment Agreement, dated December 10, 2007, between MBIA Inc. and Warburg Pincus Private Equity X, L.P.
Exhibit 99.1	Press release, dated December 10, 2007, issued by MBIA Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
General Counsel

Date: December 13, 2007

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated December 10, 2007

Exhibit 10.1	Investment Agreement, dated December 10, 2007, between MBIA Inc. and Warburg Pincus Private Equity X, L.P.
Exhibit 99.1	Press release, dated December 10, 2007, issued by MBIA Inc.